Exhibit 10.8

PRODUCT LICENSE AGREEMENT

BY AND BETWEEN

EMERGENT BIOSOLUTIONS INC.

AND

APTEVO THERAPEUTICS INC.

DATED AS OF JULY 29, 2016

PRODUCT LICENSE AGREEMENT

This PRODUCT LICENSE AGREEMENT (this “Agreement”), effective as of July 29, 2016 (the “Effective Date”), is by and between Emergent BioSolutions, Inc., a corporation organized under the laws of Delaware and having its corporate head office located at 400 Professional Drive, Suite 400, Gaithersburg, MD 20879 (“Emergent”), and Aptevo Therapeutics, Inc., a corporation organized under the laws of Delaware and having its principal place of business at 2401 4th Ave. Suite 1050, Seattle, WA 98121 (“Aptevo”).  Unless otherwise defined in this Agreement, all capitalized terms used in this Agreement shall have the meaning set forth in the Separation and Distribution Agreement (“SDA”) or, if not therein, in the Transition Services Agreement (“TSA”), or, if not therein, in the Manufacturing Services Agreement (“MSA”), or, if not therein, in the Canadian Distributor Agreement (“CDA”), each dated as of the date hereof, by and between Emergent and Aptevo, each as may be amended.

WHEREAS, Aptevo and Emergent have entered into the SDA, TSA, MSA and CDA;

WHEREAS, Emergent desires to license to Aptevo certain intellectual property rights and technology retained by Emergent and currently used by the Aptevo Business to enable Aptevo to conduct the Aptevo Business after the Effective Date on the terms set forth herein; and

WHEREAS, Aptevo desires to license such intellectual property rights and technology from Emergent to conduct the Aptevo Business on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual promises of the Parties, and of good and valuable consideration, it is agreed by and between the Parties as follows:

ARTICLE I
DEFINITIONS

For the purpose of this Agreement, the following terms shall have the following meanings.

“Acquiring Entity” means a Person that (a) (i) acquires control (as defined in the definition of Affiliate under the SDA), after the Effective Time, of Aptevo or an Aptevo Affiliate or any member of the Aptevo Group to which rights or interests under this Agreement or with respect to any of the Products have been assigned or licensed or (ii) is assigned any right or interest under this Agreement and (b) was a Third Party until the time of such acquisition or assignment.

“Competing Program” means (a) the research, development, making, having made, manufacturing, using, selling, offering for sale, importing or otherwise exploiting of any product substantially similar to any of the Products, or any activity involving any process or technology that is materially related to the Manufacturing Technology, including: so-called hyperimmune products; products, either marketed or being developed as a therapeutic, comprising polyclonal sera collected from persons or animals that possess antibodies with specificity against a given antigen; and products derived from blood, plasma and blood components, such as clotting factors, and (b) the making, having made or manufacturing of any Product.  For clarity, Competing Program excludes (y) the research, development, making, having made, manufacturing, using, selling, offering for sale, importing or otherwise exploiting of any recombinant protein product that is not a hyperimmune product and (z) the research, development, using, selling, offering for sale, importing or otherwise exploiting (but not making, having made or manufacturing) of any Product.

“Field” means, with respect to the WinRho SDF® product, the therapeutic, prophylactic and diagnostic use of such Product in the Rh0(D) indication; with respect to the HepaGam B® product, the therapeutic, prophylactic and diagnostic use of such Product in the Hepatitis B indication; and with respect to the VARIZIG® product, the therapeutic, prophylactic and diagnostic use of such Product in the Varicella-zoster hyperimmune immunoglobulins indication.

“Licensable” means that, as of immediately after the Effective Time, Emergent or the relevant member of the Emergent Group, as applicable, has the right to grant to Aptevo a license or other rights within the scope of the rights granted to Aptevo under this Agreement.

“Licensed IP” means the Intellectual Property, excluding Trademarks and Internet domain names, that (a) exists and is Licensable as of immediately after the Effective Time, by any Person that is a member of the Emergent Group as of the Effective Time, and (b) is necessary to research, develop, manufacture or commercialize the Products.

“Manufacturing Technology” means the Licensed IP that is necessary to manufacture any of the Products.

“Product” means each of (a) the WinRho SDF® product, (b) the HepaGam B® product and (c) the VARIZIG® product, each in the form in which it exists as of the Effective Time or such improved version thereof developed under the MSA on or before the date on which the Aptevo is permitted to sublicense rights under the Manufacturing Technology to the relevant CMO pursuant to Section 2.1(b).

“Third Party” means any Person, other than Emergent or Aptevo or any member of the Emergent Group or the Aptevo Group.

ARTICLE II
LICENSES

2.1License to Aptevo.

(a)Licensed IP.  Subject to the terms and conditions of this Agreement, Emergent hereby grants to Aptevo, effective at the Effective Time, a perpetual (subject to Article IV), royalty-free, worldwide, non-transferable (except for certain assignments as provided in Section 6.3) license, under the Licensed IP, to research, develop, make, have made, use, sell, offer to sell, import and otherwise commercialize the Products, solely within the Field (and, for clarity, Aptevo will have no rights under the Licensed IP for any other purpose).

(b)Sublicenses; Limitations.  Aptevo may sublicense such rights to members of the Aptevo Group and to Third Parties and may have such rights exercised on behalf of Aptevo, members of the Aptevo Group and Third Parties; provided, however, that Aptevo may sublicense the rights under the Manufacturing Technology only to, and may exercise (and the other members of the Aptevo Group may only exercise) the rights to make and have made the Products only through, a Third Party contract manufacturer who is bound by confidentiality obligations reasonably acceptable to Emergent (a “CMO”), and then only to the extent that (i) Emergent approves of such CMO in Emergent’s sole and absolute discretion or (ii) there is a Manufacturing Failure.

(c)Necessity; Trade Secrets; Confidentiality.  Aptevo acknowledges and agrees that the Licensed IP is Emergent’s valuable Intellectual Property, necessary for and critical to research, develop, make, have made, use, sell, offer to sell, import and otherwise commercialize the Products and that without such license, Aptevo would be unable to research, develop, make, have made, use, sell, offer to sell, import and otherwise commercialize the Products without misappropriating, misusing or otherwise violating Emergent’s rights in Emergent’s Intellectual Property.  Aptevo further acknowledges and agrees that the Manufacturing Technology is the proprietary, confidential know-how of Emergent of which some portions are further protected as trade secrets (as such term is defined in the Economic Espionage Act of 1996, 18 U.S.C. § 1839 or other applicable Law). Aptevo shall consider the Manufacturing Technology and all trade secrets within the Manufacturing Technology as Confidential Information under the SDA, shall strictly adhere to its confidentiality obligations under this Agreement, the SDA, and all Ancillary Agreements with respect to such Information, and hereby acknowledges and agrees that the remedy at Law for any breach of this Section 2.1(c) would be inadequate and that Emergent shall be entitled to injunctive relief, without the requirement of posting any bond or other security, in addition to any other remedy it may have upon breach of any provision of this Section 2.1(c), provided that Emergent shall not seek an injunction preventing the delivery of the Products into the stream of commerce unless such Products contain or otherwise transmit (in their packaging, labeling, or otherwise) the Manufacturing Technology or any other Confidential Information of Emergent.

2.2Licenses to Emergent

(a)License Back of Intellectual Property.  Aptevo, on behalf of itself and the Aptevo Group, hereby grants to Emergent and the Emergent Group, effective at the Effective Time, a non-exclusive, royalty-free, worldwide, perpetual, irrevocable, fully paid-up, fully sublicensable, fully transferrable (in accordance with Section 6.3) license under all Aptevo Intellectual Property, solely to the extent necessary to research, develop, make, have made, use, sell, offer to sell, import or otherwise commercialize any hyperimmune product, with the exception that such license will not include any Aptevo Intellectual Property specifically related to producing a β-amyloid disorders hyperimmune product.  For clarity, Emergent and the Emergent Group will have no rights under the Aptevo Intellectual Property for any other purpose.  This license grant to Emergent and the Emergent Group shall not include any Aptevo Intellectual Property (i) the licensing of which to Emergent and the Emergent Group would result in the breach or violation of any obligation of Aptevo or any member of the Aptevo Group to any Third Party, as of the Effective Time, or (ii) the licensing of which to Emergent and the Emergent Group would result in any financial obligation or other obligation of Aptevo or any other member of the Aptevo Group to any Third Party, as of the Effective Time.

(b)Aptevo Grant of Data License.  Aptevo, on behalf of itself and the Aptevo Group, hereby grants to Emergent and the Emergent Group, effective at the Effective Time, a non-exclusive, royalty-free, worldwide, perpetual, irrevocable, fully paid-up, fully sublicensable, fully transferrable license to reproduce, copy, make derivative works of, use and otherwise exploit any and all clinical and pre-clinical data and any data filed with any regulatory authority, in each case that is related to any of the Products, including the safety database related thereto, that are owned or controlled by Aptevo or the Aptevo Group as of the Effective Time or are otherwise considered Aptevo Assets, including any copy thereof in the possession of Emergent or any member of the Emergent Group as of immediately before the Effective Time.  For clarity, such right to exploit data related to the Products includes, but is not limited to, a right of reference and foreign counterparts thereof in correspondence and filings with applicable regulatory authorities from time to time. Aptevo and the members of the Aptevo Group shall execute all documents reasonably necessary to effect such right of reference or use.  On request from time to time, Aptevo shall, and shall ensure that the all applicable members of the Aptevo Group shall, provide to Emergent all such data.

2.3No Other Licenses and Rights.  Except as expressly provided in this Section 2, no other license or right is granted to any member of the Aptevo Group under this Agreement, whether expressly or by implication, estoppel, statute or otherwise. Neither Aptevo, nor any member of the Aptevo Group, shall have any right to file, prosecute, maintain, enforce or defend any Intellectual Property rights or registrations thereof for any of the Licensed IP.

2.4No Obligation to Obtain or Maintain Intellectual Property.  Neither Emergent, nor any member of the Emergent Group, is obligated to file, prosecute, maintain, enforce or defend any Intellectual Property rights or registrations thereof for any of the Licensed IP, provided that during the term of this Agreement, Emergent shall use commercially reasonable efforts to maintain the secrecy of its trade secrets within the Manufacturing Technology. Neither Aptevo, nor any member of the Aptevo Group, is obligated to file, prosecute, maintain, enforce or defend any Intellectual Property rights or registrations thereof for any Intellectual Property licensed to Emergent under Section 2.2(a) of this Agreement.

ARTICLE III
DISCLAIMER

3.1Disclaimer of Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THE SDA AND THE TSA, (a) EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL INTELLECTUAL PROPERTY AND DATA (AS APPLICABLE) LICENSED TO SUCH PARTY HEREUNDER IS PROVIDED “AS IS,” WITHOUT ANY WARRANTY OF ANY KIND; AND (b) WITHOUT LIMITING THE FOREGOING, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY REGARDING THE INTELLECTUAL PROPERTY AND DATA (AS APPLICABLE) LICENSED TO THE OTHER PARTY UNDER THIS AGREEMENT, AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED OR STATUTORY, REGARDING THE INTELLECTUAL PROPERTY LICENSED AND DATA (AS APPLICABLE) TO THE OTHER PARTY HEREUNDER, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT.

ARTICLE IV
Term; TERMINATION

4.1Term.  The term of this Agreement is perpetual, subject to Aptevo’s compliance with the terms of Article II and subject to Aptevo’s and Emergent’s termination rights under this Article IV.

4.2Termination.

(a)Voluntary Termination by Aptevo.  By written notice to Emergent, Aptevo may terminate this Agreement in its entirety or with respect to any Product.

(b)Termination by Emergent.  Emergent may terminate this Agreement and any licenses granted hereunder if Aptevo breaches any term of this Agreement and (i) fails to cure such breach within ninety (90) days after receipt of written notice of such breach from Emergent or (ii) such breach is incapable of cure, as determined in Emergent’s reasonable discretion.

4.3Bankruptcy.  Either Party may terminate this Agreement if the other Party (a) files a voluntary petition in bankruptcy or insolvency, or for reorganization, or for an appointment of a receiver or trustee of such Party or of its assets, (b) proposes a written agreement of composition or extension of its debts, (c) has a bankruptcy proceeding filed against it (and such proceeding is not dismissed within thirty (30) days), (d) goes into voluntary dissolution, (e) has a receiver appointed (and such appointment is not terminated within thirty (30) days), or (f) makes any general assignment for the benefit of creditors.  All rights and licenses granted under or pursuant to any Section of this Agreement are rights to “intellectual property” (as defined in Section 101(35A) of Title 11 of the United States Code, as amended (the “Bankruptcy Code”)). Each Party shall retains and may fully exercise all of its rights and elections under the Bankruptcy Code with respect to such rights and licenses.

4.4Effects of Termination.

(a)Inventory Sell-Off & Destruction.  Upon any expiration of this Agreement or any termination, in whole or in part, Aptevo shall, with respect to any Product for which it no longer has a license under this Agreement, (i) notify all dealers and other interested parties of the termination, (ii) sell off or destroy all inventory of such Product within one hundred and fifty (150) days of the termination date, and (iii) cease to make any representations to the public that it is an authorized seller of such Product as of the earlier of (x) one hundred and fifty (150) days from the termination date or (y) the depletion or destruction of all inventory of such Product.

(b)Survival.  Article I (to the extent necessary to interpret the surviving provisions of this Agreement), Section 2.1(c), Section 2.2, Section 2.3, Section 2.4, Article III, Section 4.4, Article V and Article VI shall survive any termination or expiration of this Agreement or the licenses hereunder.

ARTICLE V
LIMITATION OF LIABILITY

5.1TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW IN NO EVENT SHALL EMERGENT BE LIABLE UNDER THIS AGREEMENT TO APTEVO OR TO ANY PARTY CLAIMING THROUGH OR UNDER APTEVO, FOR ANY LOST PROFITS, OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, WHETHER IN AN ACTION IN CONTRACT, TORT (INCLUDING STRICT LIABILITY), BASED ON A WARRANTY, OR OTHERWISE, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF EMERGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  SUCH LIMITATION SHALL NOT BE INTERPRETED TO SUPERSEDE APTEVO’S RIGHT, IF ANY, TO CLAIM SUCH DAMAGES PURSUANT TO THE SDA OR ANY OTHER ANCILLARY AGREEMENT.

5.2NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE SDA OR ANY OTHER ANCILLARY AGREEMENT, EMERGENT SHALL BE ENTITLED TO SEEK LOST PROFITS, OR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, AGAINST APTEVO, ANY MEMBER OF THE APTEVO GROUP, ANY ACQUIRING PARTY OR ANY AFFILIATE OF THE FOREGOING ARISING OUT OF OR IN CONNECTION WITH ANY BREACH OF THIS AGREEMENT, DIRECTLY OR INDIRECTLY, BY APTEVO OR ANY OF THE FOREGOING.

ARTICLE VI
MISCELLANEOUS PROVISIONS

6.1Provisions from the SDA.  The Parties agree and acknowledge that this Agreement is an Ancillary Agreement and, therefore, that certain provisions of the SDA apply hereto.

6.2Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.2):

If to Emergent, to:

General Counsel
400 Professional Drive
Suite 400
Gaithersburg, MD  20879

If to Aptevo to:

General Counsel
2401 4th Avenue
Suite 1050

Seattle, WA  98121

Any Party may, by notice to the other Party, change the address and contact person to which any such notices are to be given.

6.3Assignability.

(a)This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  Except as otherwise provided for in this Agreement, this Agreement shall not be assignable by Aptevo, in whole or in part, without the express written consent of Emergent, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.  Notwithstanding the foregoing, no such consent shall be required for (i) the assignment of all of Aptevo’s rights and obligations under this Agreement to an acquirer of all or substantially all of the assets of the Aptevo Group relating to all the Products, or (ii) the licensing, assignment or otherwise transferring of any Aptevo Intellectual Property, subject to the license granted to Emergent herein.

(b)If Aptevo or a member of the Aptevo Group (in each case, except to the extent otherwise expressly permitted by this Agreement or any other Ancillary Agreement), or any successor or assignee of Aptevo, or an Acquiring Entity operates a Competing Program, (i) such Person and its Affiliates shall establish and enforce internal processes, policies, procedures and systems to strictly segregate information relating to any Competing Program from the Manufacturing Technology; (ii) such Person and its Affiliates shall not use, directly or indirectly, any Manufacturing Technology or any Confidential Information of Emergent in such Competing Program (except that a CMO is permitted to use the Manufacturing Technology solely to manufacture the Products on behalf of Aptevo or its successor or assignee, as applicable, solely in accordance with the terms of this Agreement, including Section 2.1(b), and the MSA); (iii) no personnel who had access to the Manufacturing Technology at any time may conduct any activities under such Competing Program (except that a CMO is permitted to use the Manufacturing Technology solely to manufacture the Products on behalf of Aptevo or its successor or assignee, as applicable, solely in accordance with the terms of this Agreement, including Section 2.1(b), and the MSA); and (iv) Emergent may abstain from sharing with such Person and its Affiliates any Confidential Information related to the Manufacturing Technology, in its sole discretion.

(c)Nothing herein shall prevent Emergent or any member of the Emergent Group from (i) assigning any of its rights or obligations under this Agreement or (ii) subject to the exclusive license granted to Aptevo herein, licensing, assigning or otherwise transferring any right, title or interest in or to any Licensed IP.

(d)To the extent either Party assigns the Intellectual Property underlying any license granted under this Agreement, such Party shall assign the applicable portions of this Agreement to such assignee.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their duly authorized representatives.

EMERGENT BIOSOLUTIONS INC.

By:	/s/ Daniel Abdun-Nabi
Name:	Daniel Abdun-Nabi
Title:	President and Chief Executive Officer

APTEVO THERAPEUTICS INC.

By:	/s/ Marvin White
Name:	Marvin White
Title:	President and Chief Executive Officer

[Signature Page to Product License Agreement]